VANWASSEHNOVA AND ASSOCIATES
Certified Public Accountants

Consent of Independent Public Accounting Firm

We hereby consent to the use of our report dated August 24, 2009 relating to the December 31, 2008 financial statements of Healthway Shopping Network, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the registration statement.

VanWassehnova & Associates

VanWassehnova & Associates
February 2, 2012

804 W. DALLAS, SUITE 11 · CONROE, TEXAS 77301 · (936) 760-1600